Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329
November 13, 2025
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
Re:    ESS Tech, Inc. – Sale and Issuance of Shares of Common Stock
Ladies and Gentlemen:
We have acted as counsel to ESS Tech, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on November 3, 2022 of a Registration Statement on Form S-3 (Registration No. 333-268138), under the Securities Act of 1933, as amended, which was declared effective on November 17, 2022 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated November 13, 2025 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).
The Prospectus Supplement relates to the offering by the Company of up to $75 million shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares are to be sold by the Company in accordance with the terms of the Sales Agreement, dated November 13, 2025 (the “Sales Agreement”), by and among the Company and Yorkville Securities, LLC, BMO Capital Markets Corp., Canaccord Genuity LLC, Needham & Company, LLC and Stifel, Nicolaus & Company, Incorporated.
We have examined copies of the Registration Statement and the Prospectus, in each case, together with the documents incorporated by reference therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Sales Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.
Based on and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
AUSTIN        BOSTON        BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
November 13, 2025

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.